                                                                                                                                                                        Exhibit 16

POWER OF ATTORNEY

NEUBERGER BERMAN ADVISERS MANAGEMENT TRUST, a Delaware business trust (the "Trust"), and each of its undersigned officers and trustees hereby nominate, constitute and appoint Peter E. Sundman, Maxine L. Gerson, Andrew B. Allard, Arthur C. Delibert, and Jeffrey S. Puretz (with full power to each of them to act alone) its/his/her true and lawful attorney-in-fact and agent, for it/him/her and on its/his/her behalf and in its/his/her name, place and stead in any and all capacities, to make, execute and sign any and all amendments to the Trust's Registration Statement on Form N-14 under the Securities Act of 1933 and the Investment Company Act of 1940, and to file with the Securities and Exchange Commission, and any other regulatory authority having jurisdiction over the offer and sale of shares of the Trust, any such amendment, and any and all supplements thereto or to any prospectus or statement of additional information forming a part thereof, and any and all exhibits and other documents requisite in connection therewith, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as the Trust and the undersigned officers and trustees itself/themselves might or could do.

IN WITNESS WHEREOF, NEUBERGER BERMAN ADVISERS MANAGEMENT TRUST has caused this power of attorney to be executed in its name by its Chairman, and attested by its Secretary, and the undersigned officers and trustees have hereunto set their hands and seals at New York, New York this 14th day of February, 2006.

NEUBERGER BERMAN ADVISERS MANAGEMENT TRUST

By:
____________________________
Peter E. Sundman
Chairman, Principal Executive Officer and Trustee

ATTEST:

________________________
Claudia A. Brandon,
Secretary

[Signatures Continued on Next Page]

Signature	Title
/s/ John Cannon John Cannon	Trustee
/s/ Faith Colish Faith Colish	Trustee
/s/ C. Anne Harvey C. Anne Harvey	Trustee
/s/ Barry Hirsch Barry Hirsch	Trustee
/s/ Robert A. Kavesh Robert A. Kavesh	Trustee
/s/ Howard A. Mileaf Howard A. Mileaf	Trustee
John M. McGovern	Treasurer (Principal Financial and Accounting Officer)
/s/ Edward I. O'Brien Edward I. O'Brien	Trustee
Jack L. Rivkin	Trustee
/s/ William E. Rulon William E. Rulon	Trustee
/s/ Cornelius T. Ryan Cornelius T. Ryan	Trustee
/s/ Tom D. Seip Tom D. Seip	Trustee
/s/ Candace L. Straight Candace L. Straight	Trustee
Peter E. Sundman	Chairman and Trustee (Principal Executive Officer)
/s/ Peter P. Trapp Peter P. Trapp	Trustee